UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2024, Courtney M. Zeppetella, Senior Vice President, Controller and Chief Accounting Officer of Madison Square Garden Entertainment Corp. (the “Company”), resigned effective as of May 31, 2024. Ms. Zeppetella’s resignation from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

Based on Ms. Zeppetella’s service to the Company, and subject to her execution of a customary release with the Company, the Company has agreed to pay Ms. Zeppetella any annual cash incentive Ms. Zeppetella would have otherwise earned for the full 2024 fiscal year under the Management Performance Incentive Plan based on actual Company performance.

Effective as of May 31, 2024 and until such time as a replacement is named, Michael J. Grau, the Company’s Executive Vice President and Chief Financial Officer, will serve as the Company’s interim principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2024	MADISON SQUARE GARDEN ENTERTAINMENT CORP.

	By:	/s/ Mark Cresitello
	Name:	Mark Cresitello
	Title:	Secretary